UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 31, 2004
 Date of Report (Date of earliest event reported)

HESKA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-22427	77-0192527
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

1613 Prospect Parkway
Fort Collins, Colorado 80525
(Address of principal executive offices, including zip code)

(970) 493-7272
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencemnt communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (b)  On December 31, 2004, Lyle A. Hohnke, Ph.D. submitted his resignation as a director of Heska Corporation (the “Company”). Dr. Hohnke’s resignation was voluntary and did not result from any disagreement with the Company or the Board of Directors.

        (c)  The Board of Directors of the Company has elected Tina S. Nova, Ph.D. to the Company’s Board of Directors effective December 31, 2004, to fill the vacancy created by the resignation of Dr. Hohnke. The Board did not appoint Dr. Nova to serve on any of the committees of the Board immediately, but may do so in the future.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation
Dated: January 3, 2005	By: /s/Jason A. Napolitano JASON A. NAPOLITANO Executive Vice President, Chief Financial Officer and Secretary